UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2011

HOMEOWNERS CHOICE, INC.

(Exact name of registrant as specified in its charter)

Florida	001-34126	20-5961396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2340 Drew Street, Suite 200

Clearwater, Florida 33765

(Address of principal executive offices, including zip code)

(727) 213-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

The information in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2011, Homeowners Choice, Inc. (the “Company”) filed with the Secretary of State of the State of Florida Articles of Amendment to the Articles of Incorporation of the Company (the “Articles of Amendment”). The Articles of Amendment, which were effective as of March 7, 2011, (a) designate 1,500,000 shares of the Company’s authorized preferred stock as “Series A Cumulative Redeemable Preferred Stock,” (b) authorize the issuance of a maximum of 1,500,000 shares of Series A Cumulative Redeemable Preferred Stock, and (c) set the rights, preferences, limitations, and other terms and conditions of the Series A Cumulative Redeemable Preferred Stock, which are summarized below. As of the date hereof, no shares of the Series A Cumulative Redeemable Preferred Stock have been issued.

Rank

When and if issued, all shares of the Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred”) will, with respect to dividend rights and rights upon the Company’s liquidation, dissolution or winding up, rank: (a) senior to the common stock issued by the Company, (b) senior to all classes or series of preferred stock issued by the Company and ranking junior to the Series A Preferred with respect to dividend rights or rights upon the Company’s liquidation, dissolution or winding up, (c) on a parity with all classes or series of preferred stock issued by the Company and ranking on a parity with the Series A Preferred with respect to dividend rights or rights upon the Company’s liquidation, dissolution or winding up, and (d) junior to all of the Company’s existing and future indebtedness.

Dividends

Holders of the Series A Preferred will be entitled to receive preferential cumulative cash dividends at the rate of 7.0% per year of the $10.00 liquidation preference per share (equivalent to a fixed annual amount of $0.70 per share). Such dividends will be cumulative from the date of original issue and will accrue on the last day of each month (each, a “Dividend Accrual Date”), with the first dividend to accrue on May 31, 2011 with respect to the period commencing on the date of issue and ending on May 31, 2011. Any monthly dividend accruing on the Series A Preferred for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Dividends on the Series A Preferred will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends, whether or not such dividends are declared and whether or not such dividends are prohibited by agreement. Accrued but unpaid dividends on the Series A Preferred will accumulate and earn additional dividends at 7.0%, compounded monthly.

The Company’s board of directors cannot declare, pay or set apart for payment any dividends on any other class or series of preferred stock ranking, as to dividends, on a parity with or junior to the Series A Preferred (other than a dividend payable in capital stock ranking junior to the Series A Preferred as to dividends and upon liquidation) if, after the tenth day after the respective Dividend Accrual Date, the Company has not paid, in full, the cumulative dividends due to the holders of the Series A Preferred.

Unless full cumulative dividends on the Series A Preferred have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, neither the Company’s common stock nor any other class or series of the Company’s capital stock ranking junior to or on a parity with the Series A Preferred as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred will be entitled to be paid out of the Company’s assets legally available for distribution to its shareholders a liquidation preference of $10.00 per share in cash or property at its fair market value as determined by the Company’s board of directors, plus an amount equal to any accrued and unpaid dividends to the date of payment, but without interest, before any distribution of assets is made to holders of the Company’s common stock or any other class or series of the Company’s capital stock that ranks junior to the Series A Preferred as to liquidation rights. After payment of the full amount of the liquidation preference, plus any accrued and unpaid dividends to which they are entitled, the holders of the Series A Preferred will have no right or claim to any of the Company’s remaining assets.

Conversion

The Series A Preferred is convertible, in whole or in part, at any time, at the option of the holders thereof, into authorized but previously unissued shares of the Company’s common stock at a conversion price of $10.00 per share of common stock (equivalent to an initial conversion rate of one share of common stock for each share of Series A Preferred), subject to proportionate adjustment in the event of stock splits, reverse stock splits, stock dividends, or similar changes with respect to the Company’s common stock (the “Conversion Price”). The right to convert shares of the Series A Preferred called for redemption will terminate at the close of business on the business day prior to the redemption date.

The Company may cancel the conversion rights of the holders of the Series A Preferred on or after March 31, 2014 if, (a) for at least 20 trading days within any period of 30 consecutive trading days, the market price of the Company’s common stock exceeds the Conversion Price then in effect by more than 20% and (b) the Company’s common stock is then listed on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, or the NYSE Amex.

Redemption

The Series A Preferred may also be redeemed by the Company on or after March 31, 2014. If, on or after March 31, 2014, the Company issues a conversion cancellation notice as described above, the Company may redeem the Series A Preferred, in whole or in part, at any time or from time to time, for cash at a redemption price of $10.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest. Otherwise, the Company may redeem the Series A Preferred, in whole or in part, at any time or from time to time, for cash at a redemption price equal to:

•	$10.40 per share for redemptions on or after March 31, 2014,

•	$10.20 per share for redemptions on or after March 31, 2015, and

•	$10.00 per share for redemptions on or after March 31, 2016,

plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest. If less than all of the outstanding Series A Preferred is to be redeemed, the Series A Preferred to be redeemed shall be selected pro rata or by any other equitable method determined by the Company.

Voting Rights

Except as set forth below, the holders of the Series A Preferred will not have any voting rights.

Whenever dividends on the Series A Preferred have not been declared and fully paid for more than 6 consecutive months (a “Preferred Dividend Default”), the number of directors then constituting the Company’s board of directors will increase by two, and the holders of such Series A Preferred (voting separately as a class with all other classes or series of preferred stock ranking on a parity with the Series A Preferred as to dividends or upon liquidation (and upon which like voting rights have been conferred and are exercisable (“Parity Preferred”)) will be entitled to vote separately as a class, in order to fill the vacancies created thereby, for the election of a total of two additional directors (the “Preferred Stock Directors”), at least one of whom must meet the “independence” standards mandated by The Nasdaq Stock Market, LLC (“Nasdaq”). For so long as the Company’s directors are divided into classes, each such vacancy will be apportioned among the classes of directors to prevent stacking in any one class and to ensure that the number of directors in each of the classes of directors are as equal as possible.

Within twelve months after all accumulated dividends and the dividend for the then current dividend period on the Series A Preferred have been paid in full or declared and set aside for payment in full, the holders thereof will be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or declared and set aside for payment in full on the Series A Preferred and all series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected will terminate within twelve months thereafter and the number of directors then constituting the Company’s board of directors will decrease accordingly.

So long as any shares of the Series A Preferred remain outstanding and subject to specified exceptions, the Company may not, without the affirmative vote or consent of the holders of the Series A Preferred entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the Series A Preferred, given in person or by proxy, either in writing or at a meeting (voting together as a class):

•

amend, alter or repeal the provisions of the Company’s articles of incorporation, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred or the holders thereof; or

•

authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock or rights to subscribe to or acquire any class or series of capital stock or any class or series of capital stock convertible into any class or series of capital stock, in each case ranking senior to the Series A Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any shares of capital stock into any such shares.

With respect to the voting privileges described above, each share of the Series A Preferred will have one vote per share, except that when any other class or series of capital stock has the right to vote with the Series A Preferred as a single class, then the Series A Preferred and such other class or series of capital stock will each have one vote per $10.00 of liquidation preference.

The description set forth herein of the Articles of Amendment and of the rights, preferences, limitations, and other terms and conditions of the Series A Preferred does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Amendment attached hereto as Exhibit 3.1 and incorporated herein by this reference. The Articles of Amendment have been included to provide information regarding their terms. They are not intended to provide any other factual information about the Company. Such factual information can be found in other public filings the Company makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2011

HOMEOWNERS CHOICE, INC.

By:	/s/ Richard R. Allen
	Name:	Richard R. Allen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment to the Articles of Incorporation of Homeowners Choice, Inc.